SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 25, 2003

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

ON Semiconductor Corporation
5005 E. McDowell Road
Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

On November 25, 2003, ON Semiconductor Corporation and its principal operating company, Semiconductor Components Industries, LLC, refinanced approximately $369 million of term loans under their senior bank facilities at an annual interest rate of LIBOR plus 325 basis points as compared to the previous rate of LIBOR plus 400 basis points. In connection with the preceding, ON Semiconductor is filing as Exhibit 99 a copy of a news release for ON Semiconductor Corporation dated November 26, 2003 titled “ON Semiconductor Refinances $369 Million of Credit Facilities.”

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

Exhibit No.	Description

99	News release for ON Semiconductor Corporation dated November 26, 2003 titled “ON Semiconductor Refinances $369 Million of Credit Facilities”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

Date: November 26, 2003	By:	/s/ G. SONNY CAVE

G. Sonny Cave
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99	News release for ON Semiconductor Corporation dated November 26, 2003 titled “ON Semiconductor Refinances $369 Million of Credit Facilities”

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